EXHIBIT 16

                     COMPUTATION OF PERFORMANCE QUOTATIONS
                        PROVIDED IN RESPONSE TO ITEM 22
                                  (UNAUDITED)

                          Templeton Growth Fund, Inc.


             AVERAGE ANNUAL TOTAL RETURN FOR THE YEAR ENDED 8/31/95

                                P (1 + T)N = ERV

                           $1000 (1 + T)1 = $1,032.10

                                 1 + T = 1.0321

                                   T = .0321

                                   T = 3.21%


           AVERAGE ANNUAL TOTAL RETURN FOR FIVE YEARS ENDING 8/31/95

                           $1000 (1 + T)5 = $1,897.71

                               (1 + T)5 = 1.8977

                                 1 + T = 1.1367

                                   T = .1367

                                   T = 13.67%


                ANNUAL TOTAL RETURN FOR TEN YEARS ENDING 8/31/95

                          $1000 (1 + T)10 = $3,779.39

                               (1 + T)10 = 3.779

                                 1 + T = 1.1422

                                   T = .1422

                                   T = 14.22%